Exhibit 10.77

AMENDED AND RESTATED

SECURITY AGREEMENT

                This AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement") is made as of July 23, 2001, by and between LEE PHARMACEUTICALS, INC., a California corporation ("Grantor") and AP PHARMA, INC. (formerly Advanced Polymer Systems, Inc.), a Delaware corporation ("AP" or "Secured Party").

PRELIMINARY STATEMENT

                A.            Pursuant to the Asset Purchase and Sale Agreement dated as of June 29, 1999 (the "Asset Purchase Agreement") by and among Secured Party, Grantor and Premier Consumer Products, Inc., a Delaware corporation ("Premier"), Premier sold to Grantor its right, title and interest in and to the Assets (such terms, and all other capitalized terms used but not defined herein, shall have the meanings assigned thereto in the Asset Purchase Agreement).

                B.            The Asset Purchase Agreement provided for a Deferred Payment according to the terms and conditions of Promissory Notes executed by Grantor.

                C.            Pursuant to the Restructuring and Offset Agreement dated as of July 23, 2001 by and among Grantor, Secured Party and Premier (the "Restructuring Agreement"), the indebtedness of Grantor to Premier and Secured party, as evidenced by the Promissory Notes, has been restructured and replaced with the New Note (as defined in the Restructuring Agreement) issued in favor of Secured Party (such payment obligations on the part of Grantor under the New Note is referred to in this Amended and Restated Security Agreement as the "Obligations").

                NOW THEREFORE, in order to induce Secured Party to enter into the Restructuring Agreement and to agree to the aforementioned restructuring of its indebtedness, Grantor hereby agrees with Secured Party as follows:

                1.             Grant of Security. To secure the prompt and complete payment, observance and performance of the Obligations, Grantor hereby creates a security interest with power of sale, and the right and power to repossess, as hereinafter provided, to the extent permitted by law, and grants, bargains, assigns, mortgages, pledges, sells, transfers and conveys said security interest with power of sale and right and power to repossess to Secured Party, for its sole benefit, in and to all of Grantor's right, title, and interest in and to all of Grantor's general intangibles, licenses, copyrights, trademark rights, trade names, trade name rights and trade secrets, patents, and patent rights related to the Product (defined in the Asset Purchase Agreement) and rights to payment of any kind and all proceeds arising at any time related in any way to the foregoing, whether such proceeds arise voluntarily or involuntarily (all of the foregoing shall hereinafter be referred to collectively as the "Collateral").

                2.             Certain Covenants. Grantor agrees that, for so long as any part of the Obligations remain outstanding, it will:

                                (a)           Maintain the Collateral in accordance with its customary practice and not voluntarily withdraw the marketing of the Products, or lessen the permitted indications or labeling requirements in any material respect, with respect to the Product, unless required to do so by law or by direction of any governmental agency or if the continued marketing of the Product does not make reasonable economic sense;

                                (b)           Not abandon any trademarks associated with the Product;

                                (c)           Not enter into any agreement or other consensual arrangement which is inconsistent with Secured Parties' rights under this Agreement; and

                                (d)           Execute and deliver to Secured Party concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Secured Party, all financing statements (including a UCC– 1 Financing Statement), continuations statements, security agreements, assignments, affidavits, reports, notices, and any other documents that Secured Party may reasonably request in a form satisfactory to Secured Party, to maintain Secured Party's security interest in the Collateral and to consummate fully all of the transactions contemplated under this Agreement.

                3.             Representations and Warranties. Grantor hereby represents and warrants to Secured Party as follows:

                                (a)           Grantor has the full right and power to grant the security interest in the Collateral; and

                                (b)           Grantor has not made any assignment, transfer or agreement in conflict herewith or constituting a present or future assignment, transfer or encumbrance on any part of the Collateral.

                4.             Termination. This Agreement is made for collateral purposes only. Upon payment in full of the Obligations, Secured Party shall execute and deliver to Grantor all termination statements, assignments and other instruments as may be necessary or proper to discharge all security interests, liens and encumbrances arising from this Agreement and to revest in Grantor full title to the Collateral.

                5.             Right to Sue. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right, but not the obligation, to bring suit in its own name to enforce its rights hereunder, but only after giving written notice of such Event of Default to Grantor and Grantor shall have failed to cure such Event of Default within 30 days after receipt of any such notice. If Secured Party shall commence any such suit, Grantor shall do any and all lawful acts and execute any and all proper documents required in aid of such enforcement. As used in this Agreement, "Event of Default" shall have the same meaning as set forth in the New Note which is part of the Restructuring Agreement; provided, however, that no Event of Default shall be deemed to have occurred if: (a) there continues to exist a good faith disagreement between Grantor and Secured Party with respect to the proper amount payable by Grantor in respect of the Obligation or (b) if there exists a good faith disagreement during the period of the Obligation's existence regarding the Assets conveyed by Grantee as Seller to Grantor as Purchaser under the Asset Purchase and Sale Agreement.

                6.             Remedy; Power of Attorney.

                                (a)           Upon the occurrence and during the continuance of any period Secured Party has the right to sue pursuant to the first sentence of Section 5 hereof, Grantor hereby authorizes Secured Party to make, constitute and appoint any officer or agent of Secured Party as Secured Party may select in its sole discretion as Grantor's attorney–in–fact with power to endorse Grantor's name, and otherwise to act in the name and on behalf of Grantor, with respect to all applications, documents, papers, instruments, transfers, assignment and conveyances as necessary or appropriate for Secured Party in the use of the Assets.

                                (b)           Following any repossession by Secured Party of any part of the Collateral as provided in Section 6 (a) and the sale or other disposition of such repossessed Collateral, Secured Party shall apply the entire proceeds of such sale or other disposition, first, to the reimbursement of Secured Party for its expenses of enforcement, and second, to pay the outstanding Obligation under the New Note, and third, to pay over to Grantor any and all excess amounts remaining.

                7.             Miscellaneous.

                                (a)           Assignment. This Agreement shall be binding upon the successors and permitted assigns of the parties.

                                (b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to Grantor, addressed to:

LEE PHARMACEUTICALS, INC.

1444 Santa Anita Ave.

South El Monte, CA 91733

Attn:

Fax:     626–575–0513

If to AP, addressed to:

AP PHARMA, INC.

123 Saginaw Drive

Redwood City, CA 94063

Attn:

Fax:     650–365–6490

                                (c)           Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless, made in writing and signed by all parties.

                                (d)           Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving party.

                                (e)           Governing Law. This Agreement shall be governed by, and interpreted, construed, and enforced in accordance with, the laws of the State of California, without giving effect to conflict of laws principles.

                                (f)            Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LEE PHARMACEUTICALS, INC.

By:	/s/ Ronald G. Lee

Name:	Ronald G. Lee
Title:	Chairman

AP PHARMA, INC.

By:	/s/ Gordon Sangster

Name:	Gordon Sangster
Title:	Chief Financial Officer